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                                                                  EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1993 Stock Option Plan, as Amended and Restated and the 1998 Employee Stock Purchase Plan of SuperGen, Inc. of our report dated February 13, 1998 with respect to the consolidated financial statements of SuperGen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP

Palo Alto, California
June 26, 1998